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                                AMERIKING, INC.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                 Dec. 28, 1999 to          Dec. 29, 1998 to
                                   June 26, 2000             June 28, 1999
                              ------------------------  -----------------------
                                W/O PIK     With PIK      W/O PIK    With PIK
                               Dividends    Dividends    Dividends   Dividends
                              -----------  -----------  ----------- -----------
EARNINGS
Income (loss) before income
 taxes benefit............... $(3,800,000) $(3,800,000) $   321,000 $   321,000
Interest expense.............  10,871,000   10,871,000    9,974,000   9,974,000
Amortization of deferred
 financing costs.............     459,000      459,000      446,000     446,000
Portion of rents
 representative of interest..   4,857,000    4,857,000    4,434,000   4,434,000
Preferred stock PIK
 dividends...................         --       306,000          --      288,000
                              -----------  -----------  ----------- -----------
  Total earnings............. $12,387,000  $12,693,000  $15,175,000 $15,463,000
                              -----------  -----------  ----------- -----------
FIXED CHARGES
Interest expense.............  10,871,000   10,871,000    9,974,000   9,974,000
Amortization of deferred
 financing costs.............     459,000      459,000      446,000     446,000
Portion of rents
 representative of interest..   4,857,000    4,857,000    4,434,000   4,434,000
Preferred stock PIK
 dividends...................         --       306,000          --      288,000
                              -----------  -----------  ----------- -----------
  Total Fixed Charges........ $16,187,000  $16,493,000  $14,854,000 $15,142,000
                              -----------  -----------  ----------- -----------
RATIO OF EARNINGS TO FIXED
 CHARGES.....................        0.77         0.77         1.02        1.02
                              ===========  ===========  =========== ===========
INSUFFICIENT EARNINGS TO
 COVER FIXED CHARGES......... $(3,800,000) $(3,800,000)         N/A         N/A
                              ===========  ===========  =========== ===========
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